                                                                  Exhibit 10(ii)
                                                                  --------------



                            STOCKHOLDERS' AGREEMENT

     This STOCKHOLDERS' AGREEMENT ("Agreement"), entered into this      day of
                                    ---------                      ----
May, 2000, is made by and among (i) KOSTER INDUSTRIES INC., a New York corporation ("Koster Industries"), (ii) ENVIRO-CLEAN OF AMERICA, INC., a Nevada
              -----------------
corporation ("Enviro-Clean"), (iii) CORPORATE ASSETS INTERNATIONAL INC., a
              ------------
Delaware corporation ("Corporate Assets"), (iv) PRESTIGE EQUIPMENT CORPORATION,
                       ----------------
a New York corporation ("Prestige Equipment"), (v) ROSEN SYSTEMS, INC., a Texas
                         ------------------
corporation ("Rosen Systems"), (vi) RODNEY SCHULTZ, an individual residing in
              -------------
the state of Kansas ("Mr. Schultz"), (vii) JERRY ROOT, an individual residing in
                      -----------
the state of Kansas ("Mr. Root"), (each of the foregoing, a "Stockholder" and,
                      --------                               -----------
collectively, the "Stockholders") and (viii) EQUIP2MOVE.COM CORPORATION, a
                   ------------
Delaware corporation (the "Company").
                           -------

                             W I T N E S S E T H :
                             --------------------

     WHEREAS, Koster Industries, Enviro-Clean, Corporate Assets, Prestige Equipment, Rosen Systems, Mr. Schultz and Mr. Root desire to establish the Company to conduct auctions over the Internet;

     WHEREAS, pursuant to Subscription Agreements, each dated as of the date hereof (the "Subscription Agreements"), between the Company and each
             -----------------------
Stockholder, the Company shall issue and sell on the date hereof to the Stockholders an aggregate of 1,000,000 shares of Common Stock; and

     WHEREAS, the parties hereto desire to set forth more fully their agreements regarding the investment by the Stockholders in the Company.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

XII.

DEFINITIONS


     A.   Definitions.
          -----------

     As used herein, the following terms shall have the respective meanings set forth below:

     "Affiliate" means (i) a Person, other than a Stockholder, controlling,
      ---------
controlled by or under common control with such Stockholder or (ii) a Stockholder's parents, spouse, descendants

(whether or not adopted) and stepchildren and any trust solely for the benefit of such Stockholder and/or the Stockholder's parents, spouse, stepchildren and/or descendants.


     "Board of Directors" means the Board of Directors of the Company, as
      ------------------
constituted from time to time in accordance with this Agreement and the Company's by-laws.

     "Business Day" means any day excluding Saturday, Sunday and any day which
      ------------
is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York, New York are authorized or required by law or other governmental action to close.

     "Common Stock" means the Class A common stock, par value $0.001 per share,
      ------------
of the Company and the Class B common stock, par value $0.001 per share, of the Company.

     "Director" means a member of the Board of Directors.
      --------

     "Equity Securities" means (i) any Common Stock, preferred stock or other
      -----------------
security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, preferred stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other security or (iv) any such warrant or right.

     "Material Adverse Change" means, with respect to the Company or Enviro-
      -----------------------
Clean, any law, regulation, judgment, injunction, order or decree which prohibits or enjoins the Additional Financing of the business of the Company applicable to or binding upon the Company or Enviro-Clean adopted, passed, made, issued or rendered, as the case may be, after the date of this Agreement or any bankruptcy or insolvency of any of the parties hereto other than Enviro-Clean.

     "Net Profit" means the (i) total commission earned at a commission auction
      ----------
sale less any customary direct actual expenses of sale not reimbursed by the customer, including without limitation, expenses for advertising, labor, travel and insurance or (ii) gross selling price of an auction where assets are purchased by the auctioneer less purchase price and any customary direct actual expenses of sale not reimbursed by the customer, including without limitation, expenses for advertising, labor, travel and insurance; provided, however, that if a purchase is made in joint venture with other partners, net profit for purposes of this definition shall include only the Stockholder's percentage of the joint venture's net profit.

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

     "Qualified Initial Public Offering" means an initial public offering
      ---------------------------------
pursuant to an effective registration statement under the Securities Act, as then in effect (or any comparable statement under any similar federal statute then in force or effect), of the Company's Common Stock in which (i) the aggregate gross proceeds to the Company are not less than $25,000,000 and (ii) the price per share paid in such public offering is not less than $5.00.

     "Qualified Majority" means the holders of a majority of the Common Stock of
      ------------------
the Company, excluding Enviro-Clean.

     "Qualified Sale" means a merger, sale of all of the assets or business of
      --------------
the Company or a sale of all of the issued and outstanding shares of the Company to a single purchaser or related group of purchasers for aggregate consideration of not less than $25,000,000.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "Stockholder Shares" means all Common Stock issued to or issuable to the
      ------------------
Stockholders.

     "Third Party" means any Person that is not the Company, a Stockholder or an
      -----------
Affiliate of the Company or the Stockholders.

     "Transfer" means to sell, transfer, assign, pledge, encumber or otherwise
      --------
dispose of any interest in any Common Stock.


XIII.

CORPORATE GOVERNANCE


     A.   Board of Directors.
          ------------------

          1. Each Stockholder shall promptly vote all of its Stockholder Shares, whether presently owned or hereafter acquired, and shall promptly take all other necessary or desirable actions within its control (whether in its capacity as a Stockholder of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall promptly take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so as to cause and maintain the election to the Board of Directors of the Company one person as shall be designated by Koster Industries, two persons as shall be designated by Enviro-Clean, one person as shall be designated by Corporate Assets, one person as shall be designated by Prestige Equipment, one person as shall be designated by Rosen Systems, and one person as shall be designated by Mr. Schultz (each of the foregoing, a "Designated Director"). The names of the
                                     -------------------
          initial Designated Directors are set forth on Schedule II hereto.
                                                        -----------

          2. If any vacancy shall occur in the Board as a result of the death, disability, resignation or other termination of any Designated Director, the party who initially designated such Designated Director shall be entitled to name his or her replacement. Each party designating a Designated Director shall also have the right to remove such Designated Director with or without cause and to designate a replacement for any Designated Director so removed.

          3. Each of the parties further covenants and agrees to vote, to the extent possible, all Stockholder Shares now owned and hereafter acquired by such party so that the Board of Directors shall consist of no more than seven (7) members.

     B.   Actions Requiring Approval of a Two-Thirds Majority. The Company shall
          ---------------------------------------------------
     not take any of the following actions without the prior written approval of the holders of at least two-thirds (2/3) of the outstanding Common Stock of the Company:

          1. authorize a merger, sale of all capital stock or sale of all or substantially all of the assets of the Company, other than a Qualified Sale;

          2. make any material purchase or acquisition of any capital stock, obligations or securities of, or any interest in, or make a capital contribution to, any other Person, or make any material purchase or acquisition of any property or assets not used in the usual and ordinary course of business; or

          3. incur any debt or enter into any commitments to incur debt (whether by issuance, guarantee or otherwise), other than in the ordinary course to finance normal working capital needs, which in the aggregate is greater than $100,000.

     C.   Actions Requiring Approval of a Qualified Majority. The Company shall
          --------------------------------------------------
     not take any of the following actions without the prior written approval of a Qualified Majority:

          1.   authorize a Qualified Sale;

          2.   effect a Qualified Initial Public Offering; or

          3. issue Equity Securities, other than Equity Securities issued in connection with Sections 2.3(b) and 5.2 hereof.

XIV.

TRANSFER RESTRICTIONS AND OFFER PROCEDURES


     A.   Restrictions; Right of First Refusal.
          ------------------------------------

          1. No Stockholder shall Transfer any interest in any Stockholder Shares, whether now owned or hereafter acquired, except pursuant to and in accordance with the provisions of this Section 3.1.

          2. If, at any time, a Stockholder wishes to sell any of its Stockholder Shares to a Third Party, such sale shall be made pursuant to the following procedures:

               a) At least twenty (20) Business Days prior to making any Transfer of Stockholder Shares, any transferring Stockholder (the "Transferring Stockholder") shall deliver a written notice (the
                ------------------------
               "Offer Notice") to the Company and to each other Stockholder (a
                ------------
               "Non-Selling Stockholder"). The Offer Notice shall disclose in
                -----------------------
               reasonable detail the proposed number of Stockholder Shares to be Transferred (the "Stockholder Transfer Shares") and the proposed
                                 ---------------------------
               terms and conditions of the Transfer (including the proposed price at which the shares are to be Transferred).

               b) The Company shall have a right of first refusal to purchase the Stockholder Transfer Shares specified in the Offer Notice at the price and on the terms and conditions specified therein by delivering written notice of such election (an "Election Notice")
                                                               ---------------
               to the Transferring Stockholder as soon as practicable but in any event within ten (10) Business Days after delivery of the Offer Notice. If the Company elects not to purchase the Stockholder Transfer Shares, it shall deliver a written notice of such decision (a "Refusal Notice") to the Transferring Stockholder and
                            --------------
               to each Non-Selling Stockholder as soon as practicable but in any event within ten (10) Business Days after delivery of the Offer Notice.

               c) Upon receipt of a Refusal Notice from the Company, each Non-Selling Stockholder shall be entitled to purchase all (but not less than all) of its Pro Rata Share (as defined below) of the Stockholder Transfer Shares specified in the Offer Notice at the price and on the terms and conditions specified therein by delivering an Election Notice to the Transferring Holder as soon as practicable but in any event within ten (10) Business Days after delivery of the Refusal Notice. Any Stockholder Transfer Shares not elected to be purchased by the end of such 10-Business Day period shall be reoffered for an additional 10-Business Day period by the Transferring Holder on a pro rata basis to the Non-Selling Stockholders who have elected to purchase their Pro Rata Share. Each Non-Selling Stockholder's "Pro Rata Share" shall be
                                                      --------------
               based upon such Non-Selling Stockholder's proportionate ownership of the Stockholder Shares to the Stockholder Shares owned by all Non-Selling Stockholders. The Non-Selling Stockholders shall only have the right to purchase Stockholder Transfer Shares if they agree to purchase all of the Stockholder Transfer Shares being offered.

               d) The Transfer of any Stockholder Transfer Shares to be purchased by the Company or by the Non-Selling Stockholders shall be consummated as soon as practicable after the delivery of the final Election Notice, but in any event within thirty (30) Business Days after the delivery of the final Election Notice. In the event that the Company and the Non-Selling Stockholders do not purchase all of the Stockholder Transfer Shares, the Transferring Stockholder may, within ninety (90) Business Days after the expiration of the last 10-Business Day period pursuant to clauses (ii) and (iii) above and subject to the provisions of
               Section 3.3 below, Transfer
               such remaining Stockholder Transfer Shares to one or more Third Parties at a price no less than the price per share specified in the Offer Notice for such class and on other terms and conditions no more favorable to the transferees thereof than offered to the Company and the Non-Selling Stockholders in the Offer Notice. Any Stockholder Transfer Shares not Transferred within such 90-Business Day period shall be reoffered to the Company and the Non-Selling Stockholders under this Section 3.1(b) prior to any subsequent Transfer pursuant to the terms of this Section. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction.

               e) At any closing pursuant to this Section 3.1(b), each Transferring Stockholder will deliver to the relevant purchaser, against payment of the purchase price therefor, good and valid title to the Stockholder Shares being sold by each such Transferring Stockholder, free and clear of any lien, claim or encumbrance.

          3. The restrictions set forth in Section 3.1(b) shall not apply to any Transfer of Stockholder Shares by any Stockholder among its Affiliates or upon the death of any Stockholder; provided that the
                                                           --------
          provisions of this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to this Section 3.1, and the transferees of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement.

     B.   Tag Along Rights. If any Stockholder proposes to Transfer, in one
          ----------------
     transaction or in a series of related transactions (a "Tag Along Sale"),
                                                            --------------
     any Stockholder Shares to any Third Party, the Non-Selling Stockholders shall have the right to participate in such Tag Along Sale on the following terms:

          1. Such Transferring Stockholder shall give the Non-Selling Stockholders not less than ten (10) Business Days' written notice (a "Sale Notice") of its intention, describing the price offered, which
           -----------
          price shall be payable in cash, and all other material terms and conditions of the Tag Along Sale.

          2. In connection with any Tag Along Sale, each Non-Selling Stockholder shall have the right, in its sole discretion, to sell, for the same price per share being paid to, and otherwise on the same terms and conditions as, the Transferring Stockholder, its pro rata portion of Stockholder Shares based on the number of Stockholder Shares it holds as compared to the number of Stockholder Shares being sold in the Tag Along Sale.

          3. Each Non-Selling Stockholder must exercise its tag along right under this Section 3.2 by giving written notice to the Transferring Stockholder within ten (10) Business Days of the delivery of a Sale Notice, specifying the number of Stockholder Shares that such other Stockholder desires to include in the Tag Along Sale. At the closing for the Tag Along Sale, against payment of the purchase price for the Stockholder Shares to be sold by the Non-Selling Stockholders, each participating Non-Selling Stockholder will deliver to the Third

          Party the certificate or certificates representing such number of Stockholder Shares, duly endorsed, together with all other documents which are necessary in order to effect such Tag Along Sale. Each Transferring Stockholder shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Non-Selling Stockholders in any contemplated Tag Along Sale, and no Stockholder shall Transfer any of its Stockholder Shares to any prospective transferee if such prospective transferee declines to allow the participation of the Non-Selling Stockholders.

     C.   Limitations on Tag Along. Notwithstanding anything to the contrary
          ------------------------
     contained herein, the provisions of Section 3.2 hereof shall not prohibit or apply to a Transfer or Transfers in any one transaction or series of transactions by a Stockholder of up to five percent (5%) in the aggregate of the total number of Stockholder Shares held by such Stockholder on the date of this Agreement.

     D.   Drag Along Rights. In the event holders of Common Stock propose to
          -----------------
     enter into a transaction or series of transactions to sell more than two-thirds (2/3) of the outstanding Common Stock (a "Drag-Along Transaction"),
                                                      ----------------------
     the Stockholders agree to participate fully in such Drag-Along Transaction by voting all of the Stockholder Shares in favor of such transaction and/or selling all of the Stockholder Shares to the proposed transferee. The consideration received by the Stockholders in connection with a Drag-Along Transaction shall be on the same terms and conditions as that received by any other holders of Common Stock.

     E.   Legends. Each certificate evidencing outstanding Stockholder Shares
          -------
     held by the Stockholders (unless either (i) such Stockholder Shares are registered under the Securities Act or (ii) any Stockholder shall deliver to the Company an opinion of counsel reasonably satisfactory to the Company that the Stockholder Shares represented thereby need no longer be subject to the restriction contained herein), shall bear a legend in substantially the following form:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS' AGREEMENT DATED AS OF MAY __, 2000, COPIES OF WHICH WILL BE FURNISHED BY EQUIP2MOVE.COM CORPORATION AND ANY SUCCESSOR THERETO UPON REQUEST AND WITHOUT CHARGE.

XV.

                               PRE-EMPTIVE RIGHTS

     A.   Subsequent Offerings. Each Stockholder shall have a right of first
          --------------------
     offer to purchase its pro rata share of all Equity Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement; provided, however, that such rights shall not apply to Equity Securities issued in connection with Section 5.2 hereof. Each Stockholder's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Stockholder is deemed to be a holder of immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities .

     B.   Exercise of Rights. If the Company proposes to issue any Equity
          ------------------
     Securities, it shall give each Stockholder prior written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Stockholder shall have fifteen (15) Business Days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Stockholder who would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale.

     C.   Issuance of Equity Securities to Other Persons. If not all of the
          ----------------------------------------------
     Stockholders elect to purchase their pro rata share of the Equity Securities within said fifteen (15) Business Day period, then the Company shall promptly notify in writing the Stockholders who do so elect and shall offer such Stockholders the right to acquire such unsubscribed shares. The Stockholders shall have five (5) Business Days after receipt of such notice to notify the Company of their respective election to purchase all or a portion of the unsubscribed shares. If the Stockholders fail to exercise in full the rights of first offer, the Company shall have one hundred and eighty (180) Business Days thereafter to sell the Equity Securities in respect of which the Stockholders' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Stockholders pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within one hundred and eighty (180) Business Days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Stockholders in the manner provided above.

     D.   Termination and Waiver of Rights of First Offer. The rights of first
          -----------------------------------------------
     offer established by this Article 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company's initial Public Offering or

     (ii) a change in control. The rights of first offer established by this
     Article 4 may be amended, or any provision waived with the written consent of Stockholders holding two-thirds (2/3) of the Common Stock then outstanding, or as permitted by Section 6.3.

     E.   Excluded Securities. The pre-emptive rights established by this
     Article 4 shall have no application to any of the following Equity
     Securities:

          1. shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) as adjusted for any stock dividends, combinations, splits, recapitalizations and the like issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

          2. any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

          3. shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          4.   shares of Common Stock issued upon conversion of preferred stock;

          5. any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors;

          6. any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

          7. any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors.

XVI.

                         COVENANTS OF THE STOCKHOLDERS

     A.   Obligation to Offer Items for Sale Through the Company. Each of the
          ------------------------------------------------------
     Stockholders hereby covenants and agrees that, for so long as this Agreement is in force and effect and such Stockholder owns any Common
     Stock:

          1. it will not, directly or indirectly, own, manage, control, develop or participate in the ownership, management, control of or development of an Internet auction site for sales of industrial, manufacturing, production and construction equipment and appurtenant fixtures and tooling ("Equipment"), including, without limitation, an
                                 ---------
          Internet component of a physical auction for sales of Equipment, but specifically excluding listing sales and sites, (each, a "Competing Auction"); provided, however, that the ownership by such Stockholder of not more than five percent (5%) of the stock of any publicly traded corporation engaged in any Competing Auction shall not be deemed to violate this Section 5.1(a);

          2. it will not participate in, or be employed or engaged by or otherwise affiliated or associated as a partner, joint venturor, agent, consultant or otherwise with any Person (other than the Company) that is engaged in, any Competing Auction unless a portion of the revenues it derives therefrom are paid to the Company as provided in Section 5.1(d);

          3. it will use its reasonable efforts to conduct all Internet auctions for sales of Equipment, including Internet components of physical auctions for sales of Equipment, in which it participates through the Company;

          4. if it participates in any Competing Auction not conducted through the Company, it will pay to the Company 10% of the Net Profit it derives from such Competing Auction;

          5. it will not solicit, induce or otherwise encourage any person who is an employee, officer or agent of the Company to terminate his or her relationship with the Company, except where such action is taken in the ordinary course of carrying out such Stockholder's duties for the Company;

          6. it will not disclose, divulge, discuss, copy or otherwise use or suffer to be used, in any manner in competition with or contrary to the interests of the Company any proprietary confidential information or trade secrets of the Company; provided, however, that this Section 5.1(f) shall not apply to the disclosure by such Stockholder of such confidential information (i) in the ordinary course of carrying out such Stockholder's duties for the Company or (ii) when required to do so by a court of law or governmental agency of competent jurisdiction; provided such Stockholder gives prompt prior written notice of the requirement for such disclosure to the Company so that the Company may seek a protective order or other appropriate remedy; and

          7. it acknowledges that the sole remedy for a breach of Sections 5.1(a), 5.1(b) or 5.1(c) hereof is the remedy set forth in Section 5.1(d) hereof.

     B.   Obligation of Enviro-Clean to Provide or Obtain Additional Financing.
          --------------------------------------------------------------------
     Enviro-Clean hereby covenants and agrees that it and/or Third Party financing sources it identifies will, within sixty (60) days after the date hereof, invest an aggregate of $2,250,000 in equity in exchange for 15% of the capital stock of the Company (the "Additional Financing"); provided, however, that (i) at least $1,125,000 of the Additional Financing will be invested in the Company within thirty (30) days after the date hereof and
     (ii) the full $2,250,000 of the Additional Financing will be invested in the Company within sixty (60) days after the date hereof; provided, further, that Enviro-Clean will not be obligated to provide such Additional Financing if a Material Adverse Change has occurred and remains in effect.

XVII.

MISCELLANEOUS


     A.   Transfers in Violation of Agreement. Any Transfer or attempted
          -----------------------------------
     Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

     B.   Confidentiality. Each Stockholder acknowledges that any and all
          ---------------
     information, including without limitation customer mailing lists, received by such Stockholder pursuant hereto or in connection with the Company may be confidential and for its use only, and it will not use such confidential information in any manner adverse to the Company or to the Stockholder delivering the information, or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, its respective partners, members or shareholders and its and their respective attorneys who are advised of the confidential nature of the information), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Stockholder is required to disclose such information by a court or governmental body of competent jurisdiction. Each Stockholder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Agreement.

     C.   Amendment and Waiver. Except as otherwise provided herein, no
          --------------------
     modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by the Company and a majority in interest of the Stockholders.

     D.   Severability. Whenever possible, each provision of this Agreement
          ------------
     shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of such provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     E.   Entire Agreement. Except as otherwise expressly set forth herein, this
          ----------------
     Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     F.   Successors and Assigns. The provisions of this Agreement shall be
          ----------------------
     binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and to the extent applicable heirs, executors, administrators and legal representatives and any subsequent holders of Stockholder Shares, and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

     G.   Specific Performance. Each party to this Agreement acknowledges that
          --------------------
     the other parties will suffer irreparable injury in the event of any breach of any provision of this Agreement and that therefore the remedy at law for any breach or threatened breach of any such provision of this Agreement will be inadequate. Accordingly, upon a breach or threatened breach of any such provision of this Agreement by any party hereto, the other parties shall, in addition and without prejudice to any of the rights and remedies they may have, be entitled as a matter of right, without proof of actual damages, to seek specific performance of such provisions of this Agreement and to such other injunctive or equitable relief to enforce, or prevent any violations (whether anticipatory, continuing or future) of, such provisions of this Agreement.

     H.   Counterparts. This Agreement may be executed in separate counterparts
          ------------
     each of which shall be an original and all of which taken together shall constitute one and the same agreement. The Company shall require each Person who shall, after the date hereof, acquire shares of capital stock of the Company, as a condition to such acquisition, to become a party to this Agreement by executing and delivering to the Company an instrument of accession.

     I.   No Third Party Beneficiaries. Nothing contained in this Agreement
          ----------------------------
     shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

     J.   Notices. All notices and other communications under this Agreement
          -------
     shall be in writing and shall be deemed given when delivered personally, telecopied or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

               If to the Company, to:

               equip2move.com Corporation
               c/o Koster Industries, Inc.
               555 Broadhollow Road
               Melville, NY 11747
               Attention:    Russell Koster
                             Chief Executive Officer and President
               Facsimile:    631-454-1779
               with a copy to:

               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               590 Madison Avenue
               New York, New York 10022
               Attention:    Stephen E. Older, Esq.
               Facsimile:    (212) 872-1002

If to the Stockholders, at their respective addresses set forth on Schedule I
                                                                   ----------
hereto, or on the instrument of accession pursuant to which such Person became a party to this Agreement. All notices are effective upon receipt or upon refusal if properly delivered.

     K.   Termination. This Agreement shall terminate upon consummation of a
          -----------
     Qualified Initial Public Offering or Qualified Sale and, except for Sections 5.1(f) and 6.2 hereof, which shall remain in full force and effect, shall have no further force and effect. Upon termination of this Agreement, each Stockholder shall no longer be a party to this Agreement and shall have no obligations under this Agreement other than the obligations set forth in Sections 5.1(f) and 6.2 hereof.

     L.   Governing Law. The corporate law of the State of Delaware shall govern
          -------------
     all issues concerning the relative rights of the Company and its stockholders. All other issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereunder which would specify the application of the law of another jurisdiction.

     M.   Nouns and Pronouns. Whenever the context may require, any pronouns
          ------------------
     used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

     N.   Headings. The section headings of this Agreement are for reference
          --------
     purposes only and are to be given no effect in the construction or interpretation of this Agreement.

                           [SIGNATURE PAGES FOLLOW]